                                  EXHIBIT 10.7

                            FIFTH AMENDMENT TO LEASE

     THIS AGREEMENT made the 4th day of March, 1996 by and between THE TILLES INVESTMENT COMPANY, having offices at 7600 Jericho Turnpike, Woodbury, New York 11797, hereinafter referred to as the "LANDLORD" and COMMERCIAL CAPITAL CORP. OF NEW YORK, having offices at 1000 Woodbury Road, Woodbury, New York 11797, hereinafter referred to as the "TENANT".

                             W I T N E S S E T H:

      WHEREAS, the parties have heretofore on or about the 1st day of November, 1993, entered into a certain agreement of lease, which was amended the 20th day of January, 1994, the 23rd day of March, 1994, the 8th day of December, 1995 (3rd Amendment) and the 8th day of December, 1995 (4th Amendment), for certain premises located at 1000 Woodbury Road, Woodbury, New York and

      NOW, THEREFORE, in consideration of One Dollar and other good and valuable consideration, each in hand paid to the other, the receipt whereof is hereby acknowledged and in further consideration of the mutual covenants contained herein, it is agreed as follows:

     FIRST: TENANT'S space shall be increased by 15,146 square feet rentable (Exhibit "A"), making TENANT'S total Demised Premises 52,601 square feet rentable.

     SECOND: LANDLORD, at LANDLORD'S sole cost and expense, shall construct the Demised Premises as per the floor plan and work letter attached hereto as Exhibits "A" and "B" respectively.

     THIRD: Commencing when the LANDLORD substantially completes the Demised Premises (approximately the 15th day of March, 1996) TENANT shall pay to the LANDLORD an Annual Basic Rent to THE TILLES INVESTMENT COMPANY at P.O. Box 9020, Hicksville, New,. York 11802-9020 in equal monthly installments as per the following schedule:


TERM                            ANNUAL BASIC RENT             MONTHLY BASIC RENT

03/15/96-03/31/96                   $931,563.71                   $77,630.31
04/04/96-03/31/97                   $964,176.33                   $80,348.O3
04/01/97-03/31/98                   $997,840.97                   $83,153.41
04/01/98-03/31/99                 $1,032,557.63                   $86,046.47
04/01/99-03/31/00                 $1,068,326.31                   $89,027.19
04 /01/00-03/31/01                $1,105,673.02                   $92,139.41
04/01/01-03/31/02                 $1,144,071.75                   $95,339.31
04/01/02-03/31/03                 $1,184,048.51                   $98,670.71
04/01/03-03/31/04                 $1,225,077.29                  $102,089.77

*(Replaces the rent schedule in Section "Second" of the Fourth Amendment to Lease.)

     FOURTH: Section "Third" of the Third Amendment to Lease shall be changed to read as follows: "...rentable area of the Demised Premises (i.e., 52,601 square
feet)....form a part (i.e., 230,000 square feet), i.e., 22.87%".

     FIFTH: Section "Fourth" of the Fourth Amendment to Lease shall be changed to read as follows: "...TENANT'S Energy Base = $184,103.50..."

     SIXTH: Section "Fifth" of the Fourth Amendment to Lease shall be changed to read as follows:... "pay the sum of $99,941.90 per year in equal monthly installments of $8,328.49 in advance..."

     SEVENTH: Should the TENANT exercise the right to cancel as indicated in either "Sixth" or "Seventh" of the Third Amendment to Lease, all rents and additional rents shall be adjusted accordingly.

      EIGHTH: The foregoing provisions are intended to modify said lease only in the foregoing respects and such modifications and the terms hereof as herein set forth are to be strictly construed. It is further agreed that except as hereinabove provided all of the terms, covenants and conditions of said lease dated the 1st day of November, 1993 and amended the 20th day of January, 1994, the 23rd day of March, 1994 and the 8th day of December, 1995 (Third Amendment) and the 8th day of December, 1995 (Fourth Amendment), shall continue to remain in full force and effect as therein written and shall be read and construed together with this instrument.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                              THE TILLES INVESTMENT COMPANY

                              By: /S/ PETER TILLIS


                              COMMERCIAL CAPITAL CORP. OF NEW YORK

                              By: /S/ MARC E. MILLER

                            SIXTH AMENDMENT TO LEASE

      THIS AGREEMENT made the 28th day of August, 1997, by and between THE TILLES INVESTMENT COMPANY, having offices at 7600 Jericho Turnpike, Woodbury, New York 11797, hereinafter referred to as the "LANDLORD" and DELTA FUNDING CORPORATION, having offices at 1000 Woodbury Road, Woodbury, New York 11797, hereinafter referred to as the "TENANT".

                             W I T N E S S E T H:

     WHEREAS, the parties have heretofore on or about the lst day of November, 1993, entered into a certain agreement of lease, which was amended the 20th day of January, 1994, the 23rd day of March, 1994, the 8th day of December, 1995 (3rd Amendment), the 8th day of December, 1995 (4th Amendment) and the 4th day of March, 1996, for certain premises located at 1000 Woodbury Road, Woodbury, New York and

     NOW, THEREFORE, in consideration of One Dollar and other good and valuable consideration, each in hand paid to the other, the receipt whereof is hereby acknowledged and in further consideration of the mutual covenants contained herein, it is agreed as follows:

     FIRST: TENANT shall take two units on a month-to-month basis consisting of 2,404 square feet located on the second floor and 5,817 square feet located on the first floor.

     SECOND: Commencing the 21st day of April, 1997, TENANT shall pay an additional monthly rent of $4,400.00 representing the rent for the 2,404 square feet. No other escalations or charges shall apply.

     THIRD: Commencing the 5th day of May, 1997, TENANT shall pay an additional monthly rent of $10,664.00 representing the rent for the 5,817 square feet. No other escalations shall apply.

     FOURTH: TENANT and LANDLORD acknowledge that both units are being occupied on a month-to-month basis in anticipation of the TENANT taking additional space in the building located on the third floor and, upon occupancy of the third floor space, TENANT shall surrender both temporary units.

     FIFTH: The foregoing provisions are intended to modify said lease only in the foregoing respects and such modifications and the terms hereof as herein set forth are to be strictly construed. It is further agreed that except as hereinabove provided all of the terms, covenants and conditions of said lease dated the lst day of November, 1993 and amended the 20th day of January, 1994, the 23rd day of March, 1994, the 8th day December, 1995 (Third Amendment), the 8th day of December, 1995 (Fourth Amendment) and the 4th day of March, 1996, shall continue to remain in full force and effect as therein written and shall be read and construed together with this instrument.

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


                                    THE TILLES INVESTMENT COMPANY

                                    By: /S/ PETER TILLIS



                                    DELTA FUNDING CORPORATION

                                    By: /S/ MARC E. MILLER

                           SEVENTH AMENDMENT TO LEASE

     THIS AGREEMENT made the 29th day of October, 1997, by and between THE TILLES INVESTMENT COMPANY, having offices at 7600 Jericho Turnpike, Woodbury, New York 11797, hereinafter referred to as the "LANDLORD" and DELTA FUNDING CORPORATION, having offices at 1000 Woodbury Road, Woodbury, New York 11797, hereinafter referred to as the "TENANT".

                             W I T N E S S E T H :

     WHEREAS, the parties have heretofore on or about the 1st day of November, 1993, entered into a certain agreement of lease, which was amended the 20th day of January, 1994, the 23rd day of March, 1994, the 8th day of December, 1995 (3rd Amendment), the 8th day of December, 1995 (4th Amendment), the 4th day of March, 1996 and the 28th day of August, 1997, for certain premises located at 1000 Woodbury Road, Woodbury, New York and

     NOW, THEREFORE, in consideration of One Dollar and other good and valuable consideration, each in hand paid to the other, the receipt whereof is hereby acknowledged and in further consideration of the mutual covenants contained herein, it is agreed as follows:

     FIRST: TENANT'S Demised Premises shall be increased by 57,482 square feet rentable (Third floor) as noted on Exhibit "A" attached hereto, (the "Third Floor Additional Space") making TENANT'S total Demised Premises 118,304 square feet rentable.

     SECOND: LANDLORD, at LANDLORD'S sole cost and expense, shall construct the Third Floor Additional Space as per the Floor Plan and Work Letter attached hereto as Exhibits "A" and "B" respectively (the "Third Floor Work").

     THIRD: Commencing when the LANDLORD substantially completes the Third Floor Work and delivers possession of the Third Floor Additional Space to TENANT (the "Third Floor Commencement Date," which is approximately six weeks after the execution of this Lease Amendment) and continuing to and until LANDLORD completes the Second Floor Work and delivers possession to the TENANT as set forth in Paragraph FIFTH below, TENANT shall pay an additional monthly rent of $100,597.50 and an additional monthly electric payment of $9,101.32.

     FOURTH: LANDLORD, at LANDLORD'S sole cost and expense, shall renovate the space on the Second floor as noted on the Floor Plan and Work Letter attached hereto as Exhibits "A-1" and "B-1" respectively the "Second Floor Work").

     FIFTH: When the LANDLORD substantially completes the Second Floor Work and delivers possession to the TENANT (approximately fourteen weeks after the execution of this Lease Amendment assuming that the TENANT relocates its employees from the area affected by such work) as noted in "Fourth" above (the "Completion Date"), the term of the lease shall be extended and shall be for a period of ten (10) years from the "Completion Date" and TENANT shall pay an Annual Basic Rent to the LANDLORD, THE TILLES INVESTMENT COMPANY at P.O. Box 9020, Hicksville, New York 11802-9020, in equal monthly installments as per the following schedule:

 TERM                   ANNUAL BASIC RENT             MONTHLY RENT

 Lease Year 1           $2,484,384.00                 $207,032.00
 Lease Year 2           $2,571,928.96                 $214,327.41
 Lease Year 3           $2,661,840.00                 $221,820.00
 Lease Year 4           $2,755,300.16                 $229,608.35
 Lease Year 5           $2,852,309.44                 $237,692.45
 Lease Year 6           $2,951,684.80                 $245,973.73
 Lease Year 7           $3,054,609.28                 $254,550.77
 Lease Year 8           $3,161,082.88                 $263,423,57
 Lease Year 9           $3,272,288.64                 $272,690.72
 Lease Year 10          $3,387,043.52                 $282,253.63

(Replaces all previous rent schedules, including the rent schedule as noted in Second and Third of the Sixth Amendment to Lease). Notwithstanding anything to the contrary contained herein, if LANDLORD fails to substantially complete the Second Floor Work and deliver possession of the entire Demised Premises on the Second Floor to TENANT within forty-five (45) days after the Third Floor Commencement Date, the TENANT shall be entitled to a rent credit in the amount of $1,596.90 per day from the forty sixth (46th) day after the Third Floor

                                       2


Commencement Date until such time as LANDLORD substantially completes the Second Floor Work (and delivers possession of Second Floor to the TENANT).

     SIXTH: When the rent schedule as noted in "Fifth" above commences on the Completion Date, Section "Fourth" of the Fifth Amendment to Lease shall be changed to read as follows: "...rentable area of the Demised Premises (i.e., 118,304 square feet)...form a part (i.e., 230,000 square feet), i.e., 51.44%."

     SEVENTH: When the rent schedule as noted in "Fifth" above commences on the Completion Date, Section "Fifth" of the Fifth Amendment to Lease shall be changed to read as follows: "...TENANT'S Energy Base = $393,704.50..."

     EIGHTH: When the rent schedule as noted in "Fifth" above commences on the Completion Date Section "Sixth" of the Fifth Amendment to Lease shall be changed to read as follows: "...pay the sum of $213,725.30 per year in equal monthly installments of $17,810.44 in advance..."

     NINTH: When the rent schedule as noted in "Fifth" above commences on the Completion Date, Section 3.2 of the Basic Lease shall be changed to read as follows: "...over the 1997/98 School Tax and the 1997 Town Tax..."

     TENTH: When the rent schedule as noted in "Fifth" above commences on the Completion Date, Section 3.4B of the Basic Lease shall be changed to read as follows: "...KWH shall be increased above 14.87 cents per KWH..."

     ELEVENTH: LANDLORD agrees that TENANT will expand into an additional 3,250 square foot rentable on the Second floor as noted on Exhibit "A-2" attached hereto. As part of this expansion, LANDLORD agrees to renovate a total of 9,172 square feet rentable as noted on Exhibit "A-2" based upon plans to be submitted to the LANDLORD by TENANT'S architect. LANDLORD will provide a work letter allowance of $20.00 per useable square foot and will present TENANT with a detailed line-item bid for said work. Should the TENANT not use the work letter allowance in the space (9,172 square feet), TENANT shall be entitled to a $20.00 per useable square foot construction credit towards work in any other area that TENANT desires (or a credit against rent based upon $16.53 per usable square foot). Upon such expansion, the Annual Basic Rent for such expansion space shall be based upon $20.10 per square foot (adjusted by a 3.5% increase on April 1, 1999 and each anniversary date thereafter) and electric of $1.90 per square foot. All additional rents shall be adjusted accordingly.

                                       3


     Notwithstanding anything to the contrary contained herein, from the Third Floor Commencement Date, the TENANT shall be entitled to a rent credit in the amount of $220.72 per day until such time as the LANDLORD delivers the entire 9,172 square feet as noted in ELEVENTH.

     TWELFTH: TENANT shall have the option to surrender and, after occupancy of the 9,172 square feet on the second floor as noted in 11th above, LANDLORD will have the option to recapture 5,817 square feet located on the first floor provided that either party gives the other sixty (60) days notice of its intention to surrender or recapture, whichever the case may be. Upon such surrender/recapture the rent schedule as noted in FIFTH above shall be replaced with the following:

      TERM                  ANNUAL BASIC RENT          MONTHLY RENT

      Lease Year 1          $2,362,227.00              $196,852.25
      Lease Year 2          $2,445,467.38              $203,788.95
      Lease Year 3          $2,530,957.50              $210,913.13
      Lease Year 4          $2,619,822.23              $218,318.52
      Lease Year 5          $2,712,061.57              $226,005.13
      Lease Year 6          $2,806,550.65              $233,879.22
      Lease Year 7          $2,904,414.34              $242,034.53
      Lease Year 8          $3,006,777.51              $250,564.79
      Lease Year 9          $3,111,390.42              $259,282.54
      Lease Year 10         $3,220,502.81              $268,375.23

(NOTE: THE TERM AS NOTED ABOVE WILL BE BASED ON THE SAME DATES AS THE TERM AS NOTED IN FIFTH. THE ABOVE SCHEDULE WILL NOT AFFECT THE TERM AS NOTED IN FIFTH)

     THIRTEENTH: When the rent schedule as noted in TWELFTH commences, SIXTH of this Amendment shall be changed to read as follows "...rentable area of the Demised Premises (i.e. 112,487 square feet) ...form a part (i.e. 230,000 square feet) i.e. 48.91%.

     FOURTEENTH: When the rent schedule as noted in TWELFTH commences, SEVENTH of this Amendment shall be changed to read as follows"...TENANT'S Energy Base = $374,346.08.

                                       4


     FIFTEENTH: When the rent schedule as noted in TWELFTH commences, EIGHTH of this Amendment shall be changed to read as follows"...pay the sum of $203,216.44 per year in equal monthly installments of $16,934.76 in advance..."

     SIXTEENTH: Provided that the Lease is in full force and effect, TENANT shall have the right of first refusal to rent any space that becomes available on the Second floor of 1000 Woodbury Road, Woodbury, New York (including priority over existing Tenants whose leases expire or terminate or are due to expire or terminate). LANDLORD shall notify the TENANT of the availability of any such space and TENANT will respond within fifteen (15) days as to TENANT'S desire to lease same. TENANT shall be entitled to a work letter equal to $2.00 per square usable foot per lease year (i.e., 10 years = $20.00 work letter). The Annual Basic Rent for such expansion space shall be based upon $20.10 per square foot adjusted by a 3.5% increase on April 1, 1999 (and each anniversary date thereafter) and electric of $1.90 per square foot. All additional rents shall be adjusted proportionately.

     SEVENTEENTH: Article XXXII of the Basic Lease shall be replaced with the following:
     Provided that the Lease is in full force and effect the TENANT shall have the right of First Refusal for any space that becomes vacant on the First and Fourth floor of the buildings.
     (1) TENANT'S right of First Refusal shall only be for the first seven years of the initial Lease Term or the first two years of the option period as noted in NINETEENTH of this Amendment.
     (2) TENANT shall notify LANDLORD of TENANT'S desire for additional space specifying the amount of square footage. LANDLORD will respond within ten (10) days of notification from TENANT as to what space will be available during the next twelve (12) month period.
     (3) TENANT shall be entitled to a Work Letter allowance equal to $2.00 per rentable square foot per lease year.
            (4) The rent and additional  rent shall be adjusted  accordingly.
            (5) Nothing herein shall give the TENANT the right of First
Refusal with reference to any existing TENANT'S on the First and Fourth Floors of the building.

     EIGHTEENTH: Section 7.1 of the Basic Lease shall be changed to read as follows"...which may be applicable to TENANT'S particular use and occupancy of the Demised Premises..."

                                       5


     NINETEENTH: Article XXXI of the Basic Lease shall be replaced with the following:
     "Section 31.1 Provided that the Lease is in full force and effect, TENANT shall have the option to renew lease for one five year period.
     The Annual Basic Rent for the option period shall be 90% of fair market value (as detailed below). During the option period, the initial yearly rent shall not be less nor more than 10% more than the rent paid in the last year of the initial term, as extended herein.
     TENANT shall notify the LANDLORD of its intention to exercise its option twelve (12) months prior to the end of the term of this lease, as extended herein.
     To determine fair market value for the option period, LANDLORD and TENANT shall immediately following notice to the LANDLORD of TENANT'S intention to exercise the renewal option (the "Renewal Notice") meet to determine the then current market value rent for the Demised Premises for the option period.
     In the event that LANDLORD and TENANT are unable to agree on the market value rent for the option period within ninety days of the date of the Renewal Notice, then within ten (10) days of the expiration of said ninety day period, LANDLORD and TENANT shall each select an independent third party, unaffiliated M.A.I. real estate appraiser familiar with commercial leasing in the area (having at least ten (10) years experience) and notify the other of their selection and the said two appraisers shall meet within ten (10) days after their selection to determine the Market Value Rent for the ensuing five year term. In the event that the two appraisers are unable to agree on the Market Value Rent, they shall pick a Third appraiser whose determination of the Market Value Rent shall be conclusive upon the parties. In the event that the two appraisers are unable to select a Third appraiser, the question of determining Market Value Rent shall be submitted to the AMERICAN ARBITRATION ASSOCIATION in Nassau County for decision under their rules then obtaining. The term "market value rent" for the purposes of this section shall be deemed to mean the fair market rental rate for like space similarly situated in comparable buildings reasonably proximate to the Building in the same geographical area as of the commencement of the five year period for which the Basic Annual Rent is being determined, taking into consideration the escalations and the base periods thereof as provided for in this lease and all other relevant factors (e.g., no work letter, no brokerage commission, no free rent period, if applicable).

                                       6


     TWENTYITH: The foregoing provisions are intended to modify said lease only in the foregoing respects and such modifications and the terms hereof as herein set forth are to be strictly construed. It is further agreed that except as herein above provided all of the terms, convenants and conditions of said lease dated the 1st day of November, 1993 and amended the 20th day of January, 1994, the 23rd day of March, 1994, the 8th day of December, 1994 (3rd Amendment), the 8th day of December, 1995 (4th Amendment), the 4th day of March, 1996 and the 28th day of August, 1997, shall continue to remain in full force and effect as therein written and shall be read and construed together with this instrument.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                              THE TILLES INVESTMENT COMPANY

                              By: /S/ PETER TILLIS

                              DELTA FUNDING CORPORATION

                              By: /S/ MARC E. MILLER


                                       7